EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT C:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT D:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT E:
  Attachment to item 77Q1:
  Declaration of Trust

EXHIBIT F:
  Attachment to item 77Q1:
  Advisory Agreement
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
INDEPENDENT AUDITORS' REPORT
To the Trustees and Shareholders of Monument Series Fund:

In planning and performing our audit of the financial statements of Monument Series Fund (the "Fund") (including the Monument Internet Fund, the Monument Medical Sciences Fund and the Monument Telecommunications Fund) for the year ended October 31, 2000 (on which we have issued our report dated December 15, 2000), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2000.

This report is intended solely for the information and use of management, the Trustees and Shareholders of Monument Series Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP
Princeton, New Jersey
December 15, 2000



EXHIBIT B:
SUB-ITEM 77C:
A special meeting of the shareholders of the Monument Series Fund was held on June 28, 2000 to vote on the following proposals:

1. To reorganize Monument Series Fund into a Delaware business Trust;
2. To reelect trustees;
3. To ratify the selection of Deloitte and Touche, LLP as the Fund's independent auditors for the fiscal year ended October 31, 2000;
4. To approve or disapprove an amended advisory agreement;
5. To provide portfolio managers with greater flexibility in managing their portfolios;
6. To restrict each Fund's investment strategy by requiring that portfolios be deemed "diversified"; and
7. To convert investment limitation on short sales of securities from fundamental to a non-fundamental investment.


         For         Against            Abstained

1     6,071,833      186,386            1,126,068
2     7,983,759         0                 410,476
3     7,996,818      75,337               312,132
4     5,794,586     421,755             2,167,946
5     5,976,911     262,835             2,144,541
6     6,018,805     223,202             1,822,280
7     5,838,067     362,473             2,183,747



EXHIBIT C:
SUB-ITEM 77D:

The Board of Trustees recommended and shareholders approved the following changes to its investment objectives and policies:

1. Adjust the total assets invested in each Series' principal investment strategy to 65% from 80%.
2. Convert each Series to a "diversified" mutual fund.
3. Convert restriction on short sales to a nonfundamental policy for each Series.



EXHIBIT D:
SUB-ITEM 77I:

On November 1, 2000, the Trust filed a post-effective amendment to its registration statement to, among other things, register the Monument Genomics Fund.



EXHIBIT E:
(1) Form of Declaration of Trust as approved by shareholders on June
28, 2000.
SUB-ITEM 77Q1:  EXHIBIT 1


                              DECLARATION OF TRUST
                                       of
                              Monument Series Fund
                            a Delaware Business Trust
                          Principal Place of Business:
                         7920 Norfolk Avenue, Suite 500
                            Bethesda, Maryland 20184

                                TABLE OF CONTENTS


                              DECLARATION OF TRUST


ARTICLE I     Name and Definitions...........................1

1.       Name     .................................................1
2.       Definitions...............................................1

(a)      1940 Act.........................................1
(b)      Bylaws...........................................1
(c)      Certificate of Trust.............................1
(d)      Class............................................1
(e)      Commission.......................................1
(f)      Declaration of Trust.............................2
(g)      Delaware Business Trust Act......................2
(h)      Interested Person................................2
(i)      Investment Adviser...............................2
(j)      Person...........................................2
(k)      Principal Underwriter............................2
(l)      Series...........................................2
(m)      Shareholder......................................2
(n)      Shares...........................................2
(o)      Trust............................................2
(p)      Trust Property...................................2
(q)      Trustees.........................................2

ARTICLE II                 Purpose of Trust.................3

ARTICLE III                Shares...........................3

1.       Shares of Beneficial Interest.............................3
2.       Ownership of Shares.......................................4
3.       Transfer of Shares........................................4
4.       Investments in the Trust..................................5
5.       Status of Shares and Limitation of Personal Liability.....5
6.       Establishment and Designation of Series or Class..........5

(a)      Assets Held with Respect to a Particular Series.........5
(b)      Liabilities Held with Respect to a Particular Series....6
(c)      Dividends, Distributions, Redemptions, and Repurchases..7
(d)      Equality................................................7
(e)      Fractions...............................................7
(f)      Exchange Privilege......................................7
(g)      Combination of Series...................................7

7.       Indemnification of Shareholders.............................8

ARTICLE IV                 Trustees.........................8

1.       Number, Election, and Tenure..............................8
2.       Effect of Death, Resignation, etc. of a Trustee...........9
3.       Powers   .................................................9
4.       Payment of Expenses by the Trust.........................13
5.       Payment of Expenses by Shareholders......................13
6.       Ownership of Assets of the Trust.........................13
7.       Service Contracts........................................14
8.       Trustees and Officers as Shareholders....................15

ARTICLE V       Shareholders' Voting Powers and Meetings........15

1.       Voting Powers, Meetings, Notice and Record Dates.........15
2.       Quorum and Required Vote.................................16
3.       Record Dates.............................................16
4.       Additional Provisions....................................17

ARTICLE VI       Net Asset Value, Distributions and Redemptions..17

1.       Determination of Net Asset Value, Net Income and
          Distributions...........................................17
2.       Redemptions and Repurchases..............................17

ARTICLE VII        Compensation and Limitation of Liability of
                   Trustees........................................18

1.       Compensation.............................................18
2.       Indemnification and Limitation of Liability..............19
3.       Trustee's Good Faith Act, Expert Advice No Bond or Surety19
4.       Insurance................................................20

ARTICLE VIII      Miscellaneous...........................20

1.       Liability of Third Persons Dealing with Trustees.........20
2.       Termination of the Trust or Any Series or Class..........20
3.       Reorganization...........................................21
4.       Amendments...............................................21
5.       Filing of Copies, References, Headings...................22
6.       Applicable Law...........................................22
7.       Provisions in Conflict with Law or Regulations...........23
8.       Business Trust Only......................................23

                              DECLARATION OF TRUST

                                       OF

                              MONUMENT SERIES FUND


         THIS DECLARATION OF TRUST is made and entered into by the Trustees of
Monument Series Fund as of the date set forth below for the purpose of forming a
Delaware business trust in accordance with the provisions set forth in this document.

         The Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may in the future acquire from time to time in any manner and manage and dispose of those assets in accordance with the following terms and conditions for the benefit of the holders of Shares of this Trust.

                                    ARTICLE I
                              NAME AND DEFINITIONS

NAME

         Section 1. This Trust shall be known as "Monument Series
Fund," and the
Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

DEFINITIONS

         Section 2. Wherever used in this document, unless otherwise required by the context or specifically provided:

         (a) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations promulgated pursuant to that Act, all as amended from time to time;

         (b) "Bylaws" are the bylaws of the Trust, if any, as amended from time to time. The Bylaws are expressly incorporated by reference into this document and deemed to be part of the "governing instrument" within the meaning of the
Delaware Business Trust Act;

         (c) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the
Secretary of State of the State of Delaware in accordance with the Delaware Business Trust Act;

         (d) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III of this document;

         (e) "Commission" has the same meaning as in the 1940 Act;

         (f) "Declaration of Trust" means this Declaration of Trust, as amendedor restated from time to time;

         (g) "Delaware Business Trust Act" refers to chapter 38 of the Delaware
Code (Title 12, Section 3801, et seq., as amended from time to time), or any future chapter identified under Delaware law as the Delaware Business Trust Act or the body of law covering business trusts under Delaware law;

         (h) "Interested Person" has the same meaning as in
Section 2(a)(19) of the 1940 Act, or in any successor to Section
2(a)(19) of the 1940 Act;

         (i) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

         (j)   "Person"   means   and   includes   individuals,
corporations,
partnerships, trusts, associations, joint ventures, estates, and other entities, whether or not legal entities, and governments and agencies and their political subdivisions, whether domestic or foreign;

         (k) "Principal Underwriter" has the meaning as in the 1940 Act;

         (l) "Series" means each Series of Shares established and designated under or in accordance with the provisions of Article III of this document;

         (m) "Shareholder" means a record owner of outstanding
Shares;

         (n) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of the Trust or each Series shall be divided from time to time, including such Class or Classes of Shares as the
Trustees may from time to time create and establish, and including fractions of Shares as well as whole Shares as consistent with the requirements of federal and/or state securities laws;

         (o) "Trust" refers to Monument Series Fund, and reference to the Trust, when applicable to one or more series of the Trust, shall refer to any such
Series;

         (p) "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

         (q) "Trustees" refer to the individual trustees in their capacity as trustees under this document and their successors for the time during which they are in as trustees.


                                   ARTICLE II
                                PURPOSE OF TRUST

         The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.


                                   ARTICLE III
                                     SHARES

SHARES OF BENEFICIAL INTEREST

         Section 1. The beneficial interest in the Trust shall be divided into one or more Series. The Trustees may divide each Series into two or more
Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof:

                  (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine;

                  (ii)  to  issue  Shares   without   limitation
as  to  number
(including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

                  (iii) to establish and designate and to change in any manner any Series or Class and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class as the Trustees may from time to time determine. The preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust;

                  (iv) to divide or combine the Shares of any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series;

                  (v) to classify or reclassify any issued Shares of any Series or Class into shares of one or more Series or Classes;

                  (vi) to change the name of any Series or Class;

                  (vii) to abolish any one or more Series or Classes; and

                  (viii) to take such other action with respect to the Shares as the Trustees may deem desirable.

         Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940
Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

         All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each
Series of the Trust and each Class thereof, except as the context otherwise requires.

         All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of
Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

OWNERSHIP OF SHARES

         Section 2. The Ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the
Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters.
The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the
Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

TRANSFER OF SHARES

         Section 3. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder of the
Shares or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the
Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

INVESTMENTS IN THE TRUST

         Section 4. Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

         Section 5. Shares shall be deemed to be personal
property  giving only
the rights provided in this  instrument.  Every  Shareholder by virtue of having
become a Shareholder shall be held to have expressly  assented and agreed to the
terms hereof. The death, incapacity, dissolution,  termination, or bankruptcy of
a  Shareholder  during the existence of the Trust shall not
operate to terminate
the  Trust,  nor  entitle  the  representative  of any  such
Shareholder  to an
accounting or to take any action in court or elsewhere  against the Trust or the
Trustees,   but  entitles  such  representative  only  to  the
rights  of  such
Shareholder under this Trust. Ownership of Shares shall not entitle the
Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No
Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any
Shareholders, nor, except as specifically provided herein, to call upon any
Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS

         Section 6. The establishment and designation of any Series or Class of
Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of Trust, or as otherwise provided in such resolution.

         Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such
Series or Class, shall have the following relative rights and preferences:

                  (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series from the assets of the Trust and every other Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are referred to in this document as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such
 General Assets to, between
or among any one or more of the Series in such manner and on such basis as the
Trustees, in their sole discretion, deem fair and equitable, and any General
Assets so allocated to a particular Series shall be held with respect to that
Series. Each allocation by the Trustees shall be conclusive and binding on the
Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such series.

                  (b) Liabilities Held with Respect to a
Particular  Series. The
assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class.

                           (1) Any general liabilities of the
Trust which are not readily identifiable as being held with respect to any particular Series or class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the
Trustees in their sole discretion deem fair and equitable.

                           (2) All liabilities, expenses, costs,
charges, and
reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to" that Series or Class.

                           (3) Each allocation of liabilities,
expenses, costs,
charges, and reserves by the Trustees shall be conclusive and binding upon the shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as provided in this document, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series.

                           (4) Notice of this contractual
limitation on
liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of
Delaware pursuant to the Delaware Business Trust Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of
Section 3804 of the Delaware Act relating to limitations on liabilities among
Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

                           (5) Any person extending credit to,
contracting with
or having any claim against any Series may look only to the assets of that
Series to satisfy or enforce any debt, with respect to that Series.

                           (6) No Shareholder or former
Shareholder of any
Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

                  (c) Dividends,  Distributions,  Redemptions,
and Repurchases.
Notwithstanding  any other provisions of this  Declaration of
Trust,  including,
without limitation,  Article VI relating to "Net Asset Value,
Distributions and
Redemptions," no dividend or distribution,  including,  without limitation,  any
distribution  paid upon  termination of the Trust or of any Series or Class with
respect to, nor any  redemption  or  repurchase  of, the Shares of any Series or
Class,  shall be  effected  by the Trust  other than from the assets  held with
respect to such Series,  nor shall any  Shareholder or any
particular  Series or
Class  otherwise have any right or claim against the assets held with respect to
any other Series except to the extent that such  Shareholder has such a right or
claim  hereunder as a Shareholder of such other Series.  The
Trustees shall have
full discretion,  to the extent not inconsistent with the 1940
Act, to determine
which items shall be treated as income and which items as capital, and each such
determination   and  allocation   shall  be  conclusive  and
binding  upon  the Shareholders.

                  (d) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or
Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series. With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a
Class may have exclusive voting rights with respect to matters affecting only that Class.

                  (e) Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that
Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

                  (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other
Series of Shares
or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

                  (g)  Combination  of  Series.  The  Trustees
shall  have  the
authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

INDEMNIFICATION OF SHAREHOLDERS

         Section 7. If any Shareholder or former Shareholder shall
be exposed to
liability by reason of a claim or demand relating to such Person being or having
been a  Shareholder,  and not because of such Person's  acts or omissions,  the
Shareholder  or  former   Shareholder  (or  such  Person's
heirs,   executors,
administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.


                                   ARTICLE IV
                                    TRUSTEES

NUMBER, ELECTION AND TENURE

         Section 1.

                  (a) The number of Trustees shall at all times be at least one and no more than ________ as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV.

                  (b) Each Trustee shall serve during the lifetime of the Trust until he or she dies, resigns, has reached the mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of
Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.

                  (c) In the event that less than the majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees.

                  (d) Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees.

                           (1) Such resignation  shall be
effective upon receipt
unless specified to be effective at some other time.

                           (2) Except to the extent expressly
provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                  (e) The Shareholders may elect Trustees at any meeting of
Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

         Section 2. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional
Trustees to replace those no longer serving, the Trust's Investment Adviser(s) are empowered to appoint new Trustees subject to the provisions of
Section 16(a) of the 1940 Act.


POWERS

         Section 3.1. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may:

                  (a) adopt Bylaws not inconsistent with this Declaration of
Trust providing for the management of the affairs of the Trust and may amend and repeal such Bylaws to the extent that such Bylaws do not reserve that right to the Shareholders;

                  (b)  enlarge  or reduce  the  number of
Trustees;  remove any
Trustee with or without cause at any time by written instrument signed by a least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee;

                  (c) elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine;

                  (d) employ one or more  custodians  of the
assets of the Trust
and may authorize such custodians to employ  subcustodians and to deposit all or
any part of such  assets in a system or  systems  for the  central
handling   of securities or with a Federal Reserve Bank;

                  (e) employ an administrator for the Trust and may authorize such administrator to employ subadministrators; employ a Investment Adviser to the Trust and may authorize such Investment Adviser to employ subadvisers;
retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law;

                  (f) set record dates for the determination of Shareholders with respect to various matters;

                  (g)   declare  and  pay   dividends   and
distributions   to
Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter.

         Section 3.2. Any determination as to what is in the interests of the
Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the
Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of
Trustees at which a quorum of Trustees is present, within or without the State of Delaware. Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

                  (a) To invest and reinvest cash, to hold cash
uninvested, and
to subscribe for, invest in, reinvest in,  purchase or otherwise acquire,  own,
hold, pledge, sell, assign, transfer,  exchange,  distribute, write options on,
lend or otherwise deal in or dispose of contracts for the future acquisition or
delivery of fixed income or other securities, and securities of every nature and
kind, including,  without limitation,  all types of bonds,
debentures,  stocks,
negotiable   or   non-negotiable   instruments,    obligations,
evidences   of
indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

                  (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

                  (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the
Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                  (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

                  (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

                  (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

                  (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the
Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

                  (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

                  (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

                  (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust
Property or any
part thereof to secure any or all of such indebtedness;

                  (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the
Trust Property or any part thereof to secure any of or all of such obligations;

                  (l) To purchase  any pay for  entirely  out of
Trust  Property
such insurance as the Trustees may deem necessary or appropriate for the conduct
of the business, including, without limitation,  insurance
policies insuring the
assets of the Trust or payment of  distributions  and principal on its portfolio
investments,   and  insurance  polices  insuring  the
Shareholders,   Trustees,
officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the
Trust would have the power to indemnify such Person against liability;

                  (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

                  (n) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

                  (o) To enter into contracts of any kind and description;

                  (p) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

                  (q) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

                  (r) To interpret the investment policies, practices, or limitations of any Series or Class;

                  (s) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

                  (t) To the  full  extent  permitted  by  Section
3804  of the
Delaware Business Trust Act, to allocate assets, liabilities and expenses of the
Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or
Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

                  (u) Subject to the 1940 Act, to engage in any other lawful act or activity in which a business trust organized under the Delaware Business Trust Act may engage.

         The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The
Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

PAYMENT OF EXPENSES BY THE TRUST

         Section 4. The Trustees are  authorized  to pay or cause
to be paid out
of the  principal  or income of the Trust,  or partly out of the principal  and
partly out of income, as they deem fair, all expenses,  fees, charges, taxes and
liabilities  incurred or arising in connection  with the Trust, or in connection
with the  management  thereof,  including,  but not  limited  to, the  Trustees'
compensation  and such  expenses  and  charges  for the  services of the Trust's
officers,  employees,  Investment  Adviser,  Principal
Underwriter,   auditors,
counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the
Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with
Article III, Section 6 of this document.

PAYMENT OF EXPENSES BY SHAREHOLDERS

         Section 5. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular
Series, to pay directly, in advance or arrears, expenses of the Trust as described in Section 4 of this Article IV ("Expenses"), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such
Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such
Expenses due from such Shareholder, provided that the direct payment of such
Expenses by Shareholders is permitted under applicable law.

OWNERSHIP OF ASSETS OF THE TRUST

         Section 6.  Title to all of the assets of the Trust
shall at all times
be considered as vested in the Trust,  except that the Trustees shall have power
to cause legal  title to any Trust  Property to be held by or in the name of one
or more of the  Trustees,  or in the  name of the  Trust,  or in the name of any
other Person as nominee, on such terms as the Trustees may
determine. The right,
title  and  interest  of  the  Trustees  in  the  Trust   Property
shall  vest
automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

SERVICE CONTRACTS

         Section 7.

                  (a) Subject to such  requirements  and
restrictions as may be
set forth under federal and/or state law and in the Bylaws,
including,  without
limitation, the requirements of Section 15 of the 1940 Act, the
Trustees may, at
any time and from time to time, contract for exclusive or
nonexclusive advisory,
management  and/or  administrative  services for the Trust or for any Series (or
Class thereof) with any corporation,  trust, association, or other organization;
and any  such  contract  may  contain  such  other  terms  as the
Trustees  may
determine,   including,   without  limitation,   authority  for
the  Investment
Adviser(s) or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

                  (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the
Bylaws,  including,  without  limitation,  the requirements of
Section 15 of the
1940 Act; and any such contract may contain such other terms as the Trustees may determine.

                  (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the Bylaws or stipulated by resolution of the Trustees.

                  (d) Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the
Trustees determine to be in the best interests of the Trust and the applicable Series.

                  (e) The fact that:

                           (i) any of the Shareholders, Trustees,
or officers of
the Trust is a shareholder, director, officer, partner, trustee, employee,
Investment Adviser, adviser, Principal Underwriter, distributor, or  affiliate
or  agent  of  or  for  any  corporation,   trust, association,
or other
organization,  or for any  parent  or  affiliate  of any
organization with which
an advisory,  management, or administration contract, or Principal
Underwriter's
or  distributor's   contract,   or  transfer  agent, shareholder
servicing agent
or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

                           (ii) any corporation, trust,
association or other
organization with which an advisory, management, or administration contract or
Principal Underwriter's or distributor's contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal
Underwriter's or distributor's or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

         Section 8. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold
Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.


                                    ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS, MEETINGS, NOTICE, AND RECORD DATES

         Section 1.

                  (a) The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV,
Section 1 of this
document, and (ii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

                  (b) Each whole Share shall be entitled to one vote as any matter on which it is entitled to vote and each fractional
Share  shall be
entitled to a proportionate fractional vote.

                  (c) Notwithstanding any other provision of this Declaration of
Trust, on any matters submitted to a vote of the Shareholders, all Shares of the
Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves the termination of a Series or any other action that the
Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and
(iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

                  (d) There shall be no cumulative voting in the election of Trustees.

                  (e) Shares may be voted in person or by proxy.
A proxy may be
given in writing. The Bylaws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

                  (f) Notwithstanding anything else contained herein or in the
Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or
Classes or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or
Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting. Until Shares are issued, the Trustees may exercise all rights of
Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice and record dates for the meetings shall be given and set as provided in the Bylaws.

QUORUM AND REQUIRED VOTE

         Section 2. Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a
Shareholders' meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Shares, thirty-three and one-third percent
(33-1/3%) of the Shares of each such Series (or Class) entitled to vote shall constitute a quorum at a Shareholders' meting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the
Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that
Series (or Class) is concerned.

RECORD DATES

         Section 3. For the purpose of determining the Shareholders of any
Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

ADDITIONAL PROVISIONS

         Section 4. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.


                                   ARTICLE VI
                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS

         Section 1. Subject to applicable law and Article III,
Section 6 if this
document, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of any
Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

REDEMPTIONS AND REPURCHASES

         Section 2.

                  (a) The Trust shall purchase such Shares as are offered by any
Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust, or a Person designated by the Trust, that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize;
and the Trust will pay therefor the net asset value thereof as determined by the
Trustees (or on their behalf), in accordance with any applicable provisions of the Bylaws and applicable law. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act and any rules and regulations thereunder or as otherwise required by the Commission. The obligation set forth in this Section 2 is subject to the provision that, in the event that any time the New York Stock Exchange (the
"Exchange") is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable
Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension.

                  (b) The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Investment Adviser or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

                  (c) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal
Revenue Code of 1986, as amended (or any successor statute), then the Trustees shall have the power (but not the obligation) by such means as they deem equitable:

                           (i) to call for the redemption by any
such Person of
a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification,

                           (ii) to refuse to transfer or issue
Shares of any
Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or

                           (iii)  to  take  such  other  actions
as  they  deem
necessary and appropriate to avoid such disqualification.

                  Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

                  (d) The holders of Shares shall upon demand disclose to the
Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.


                                   ARTICLE VII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

COMPENSATION

         Section  1.  The  Trustees  in  such  capacity  shall  be
entitled  to
reasonable  compensation  from the  Trust  and they may fix the amount  of such
compensation.  However,  the Trust will not  compensate  those
Trustees who are
Interested   Persons  of  the  Trust,  its  Investment   Adviser,
subadvisers,
distributor or Principal Underwriter. Nothing in this document shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.


INDEMNIFICATION AND LIMITATION OF LIABILITY

         Section 2. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the
Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Investment Adviser, or Principal Underwriter of the Trust. The
Trust shall indemnify each Person who is serving or has served at the Trust's request as a director, officer, trustee, employee, or agent of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise to the extent and in the manner provided in the Bylaws.

         All persons extending credit to, contracting with or having any claim against the Trust of the Trustees shall look only to the assets of the appropriate Series of the Trust for payment under such credit, contract, or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefor.

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the
Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or
Trustees in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officer, or Shareholders individually.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

         Section  3  .  The  exercise  by  the  Trustees  of
their  powers  and
discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this
Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

INSURANCE

         Section 4. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a
Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.


                                  ARTICLE VIII
                                  MISCELLANEOUS

LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

         Section 1. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the
Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

TERMINATION OF THE TRUST OR ANY SERIES OR CLASS

         Section 2.

                  (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders.
Any Series of Shares or Class thereof may be terminated at any time by vote of a majority of the Shares of such Series or Class entitled to vote or by the
Trustees by written notice to the Shareholders of such Series or Class.

                  (b) Upon the requisite Shareholder vote or action by the
Trustees to terminate the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the
Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the
Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or
Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the
Trust or such Series or Class shall be canceled and discharged.

                  (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Business Trust Act, which Certificate of Cancellation may be signed by any one Trustee.

REORGANIZATION

         Section 3.

                  (a)  Notwithstanding  anything else herein,  the
Trustees may,
without Shareholder approval unless such approval is required by applicable law,
(i) cause the Trust to merge or consolidate  with or into one or more trusts (or
series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including
trusts,   partnerships, associations, corporations or other business entities created by the Trustees
to
accomplish such merger or  consolidation)  so long as the
surviving or resulting
entity is an  investment  company  as  defined  in the 1940 Act, or is a series
thereof,  that will succeed to or assume the Trust's registration under the 1940
Act and that is  formed,  organized,  or  existing  under the laws of the United
States  or of a state,  commonwealth,  possession  or  territory of the  United
States,  unless  otherwise  permitted  under the 1940 Act, (ii)
cause any one or
more Series (or Classes) of the Trust to merge or  consolidate with or into any
one or more other  Series (or  Classes)  of the  Trust,  one or more  trusts (or
series  or  classes  thereof  to the  extent  permitted  by law), partnerships,
associations,  corporations,  (iii)  cause the Shares to be
exchanged  under or
pursuant to any state or federal statute to the extent  permitted by law or (iv)
cause the Trust to reorganize as a  corporation,  limited
liability  company or
limited  liability  partnership under the laws of Delaware or any other state or
jurisdiction.   Any  agreement  of  merger  or   consolidation  or
exchange  or
certificate or merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

                  (b) Pursuant to and in accordance with the provisions of
Section 3815(f) of the Delaware Business Trust Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this
Section 3 may
(i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

                  (c) The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the
Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series of classes thereof.

AMENDMENTS

         Section  4.  Except as  specifically  provided  in this
Section 4, the
Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in
Article V, Section 1
hereof, (ii) any amendment to this Section 4 of Article VIII; (iii) any amendment that may require their vote under applicable law or by the Trust's registration statement, as filed with the Commission, and (iv) any amendment submitted to them for their vote by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII,
Section 4 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 2 hereof as provided in the
Bylaws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

FILING OF COPIES, REFERENCES, HEADINGS

         Section  5.  The  original  or a copy  of this
instrument  and of each
restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

         Section 6.

                  (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts or actions that may be engaged in by business trusts under the
Delaware Business Trust Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

                  (b) Notwithstanding the first sentence of
Section 6(a) of this
Article VIII, there shall not be applicable to the Trust, the
Trustees,  or this
Declaration  of Trust either the  provisions  of Section 3540 of
Title 12 of the
Delaware Code or any  provisions of the laws  (statutory or
common) of the State
of Delaware  (other than the Delaware  Business Trust Act)
pertaining to trusts
that relate to or regulate:  (i) the filing with any court or governmental  body
or agency of trustee  accounts or schedules  of trustee  fees and charges;  (ii)
affirmative  requirements  to post  bonds for  trustees,
officers,  agents,  or
employees  of a  trust;  (iii)  the  necessity  for  obtaining  a court or other
governmental  approval  concerning the acquisition,  holding,  or disposition of
real or  personal  property;  (iv) fees or other sums  applicable to  trustees,
officers,  agents or employees of a trust;  (v) the  allocation of receipts and
expenditures  to income or principal;  (vi)  restrictions  or limitations on the
permissible   nature,   amount,   or  concentration  of  trust
investments  or
requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS

         Section 7.

                  (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Business Trust
Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust;
provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any  provision  of this  Declaration  of
Trust shall be
held  invalid  or  unenforceable  in  any   jurisdiction,   such
invalidity  or
unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

BUSINESS TRUST ONLY

         Section 8. It is the intention of the Trustees to create a business trust pursuant to the Delaware Business Trust Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Delaware Business Trust Act. Nothing in this
Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.


         IN WITNESS WHEREOF, the Trustees named below have executed this
Declaration of Trust as of the ________ day of __________, 2000.




EXHIBIT F:
(2) Advisory Agreement between the Trust and Monument Advisors LTD as approved by shareholders on June 28, 2000.


                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

Investment Advisory Agreement ("Agreement") made this _____ day of June, 2000 between MONUMENT SERIES FUND, a Delaware business trust (the
"Company"),  and
MONUMENT ADVISORS,  LTD., a Maryland corporation (the "Advisor")
(collectively, the "Parties").

         WHEREAS, the Company is organized and intends to operate as an open-end management investment company and is so registered under the Investment Company
Act of 1940, as amended, (the "Act"), and will register shares of each Portfolio
(defined below) under the Securities Act of 1933 ("1933 Act"), to the extent required thereby, on Form N-1A (collectively, "Registration Statement"); and

         WHEREAS, the Company's Declaration of Trust permits the Company's Board of Trustees ("Board" or "Trustees") to establish and authorize the issuance of shares of one or more series of common stock ("series") representing separate investment portfolios, each with its own investment objectives, program, policies and restrictions, as well as classes of shares of those series; and

         WHEREAS, the Board has established and authorized the issuance of the shares of the series listed on Schedule A to this Agreement (each a "Portfolio" and collectively, the "Portfolios"), as may be amended from time to time by mutual written agreement of the Parties ("Schedule A"); and

         WHEREAS, the Advisor is registered as an investment adviser under the
Investment Advisers Act of 1940, and is engaged principally in the business of rendering investment advisory services; and

         WHEREAS, the Company desires to have the Advisor perform the investment advisory services and provide the facilities described herein, and the Advisor desires to provide these services and facilities to the Company and each
Portfolio thereof; and

         WHEREAS,  the  Company  has  entered  into  a  Custody
and  Investment
Accounting  Agreement,   a  Transfer  Agency  and  Service
Agreement,   and an
Administration Agreement with other entities pursuant to which these entities have agreed to provide a range of services to the Company and each Portfolio thereof.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt of which is hereby acknowledged, the Parties agree as follows:

1.       APPOINTMENT OF THE ADVISOR.

         (a) The Company hereby appoints the Advisor, and the Advisor hereby accepts such appointment, to act as the investment adviser to each Portfolio for the period and on the terms herein set forth, for the compensation provided on
Schedule A to this Agreement.

         (b) The Advisor shall for all purposes relating to this Agreement be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether in this Agreement or otherwise), have no authority to act for or represent the Company or any Portfolio in any way or otherwise be deemed an agent of the Company, except to the extent authorized to do so by the Board of Trustees.

2.       SERVICES AND FACILITIES TO BE PROVIDED BY THE ADVISOR.

         The Advisor, at its own expense or pursuant to
arrangements with others
to bear the expenses,  shall furnish the services and facilities described below
to the Company, on behalf of each Portfolio,  subject to the overall supervision
and review of the  Company's  Board of Trustees and in  accordance with,  as in
effect from time to time, the provisions of the Company's
Declaration of Trust,
By-Laws,   Registration  Statement,  and  applicable  law
(including,   without
limitation,  the Act, the 1933 Act, and the Internal  Revenue
Code) and, to the
extent necessary or appropriate, in coordination with service agreements entered into by the Company with other entities, such as, for example, the Company's
Custody and Investment Accounting Agreement, Transfer Agency and Service
Agreement, and Administration Agreement. The Advisor shall give the Company and each Portfolio the benefit of its best judgment and efforts in rendering its services as investment adviser.

         (a)      INVESTMENT PROGRAM.  The Advisor shall
continuously furnish
an investment program for each Portfolio. In connection therewith, the Advisor shall:

                  (i) determine what investments each Portfolio shall purchase, hold, sell, or exchange and what portion, if any, of each Portfolio's assets shall remain uninvested, and shall take such steps as may be necessary to implement the same;

                  (ii)  determine  the  manner in which to
exercise  any voting
rights, rights to consent to corporate action, or other rights pertaining to a
Portfolio's investment securities; and

                  (iii)  render  regular  reports  to the
Company,  at  regular
meetings of its Board and at such other times as may be reasonably requested by the Board, of (w) the decisions which it has made with respect to the investment of the assets of each Portfolio and the purchase and sale of its investment securities, (x) the reasons for such decisions, (y) the extent to which it has implemented those decisions, and (z) the manner in which it has exercised any voting rights, rights to consent to corporate action, or other rights pertaining to a Portfolio's investment securities.

         (b) PORTFOLIO SECURITIES TRANSACTIONS. The Advisor, subject to and in accordance with any directions that the Board may issue from time to time, shall place orders for the execution of each Portfolio's securities transactions. When placing orders, the Advisor shall seek to obtain the best net price and execution ("best execution") for each Portfolio, but this requirement shall not be deemed to obligate the Advisor to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Parties recognize that there are likely to be many cases in which different broker-dealers are equally able to provide best execution and that, in selecting among such broker-dealers with respect to particular trades, it may be desirable to choose those broker-dealers who furnish research, statistical, quotations and other information to the Company and its Portfolios, as well as the Advisor, in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines that a Portfolio will benefit, directly or indirectly, by doing so, the Advisor may place orders with a broker-dealer who charges a commission for a securities transaction which is in excess of the amount of commission that another broker-dealer would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section
28(e)(3) of the Securities Exchange Act of 1934 or any successor provision) provided by that broker-dealer. Accordingly, the Company, on behalf of each
Portfolio, and the Advisor agree that the Advisor shall select broker-dealers for the execution of each Portfolio's transactions from among:

                  (i) those  broker-dealers  who  provide
quotations  and other
services to the Company,  with respect to one or more  Portfolios,
specifically including  the  quotations   necessary  to  determine  the  net
assets  of  the
Portfolios, in such amount of total brokerage as may reasonably be required in light of such services; and

                  (ii) those broker-dealers who supply research, statistical and other data to the Advisor or its affiliates, which the Advisor or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Portfolios, or which place the Advisor in a better position to make decisions in connection with the management of each Portfolio's assets, whether or not such data may also be useful to the Advisor and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. The Advisor also may consider the sale of Portfolio shares as a factor in the selection of broker-dealers to execute each Portfolio's securities transactions, subject to the Advisor's obligation to seek best execution for each Portfolio.

         The Advisor shall render regular reports to the Company, not less frequently than quarterly, of how much total brokerage business has been placed by the advisor with broker-dealers falling into each of the categories referred to above and the manner in which the allocation has been accomplished. The
Advisor agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the
Advisor's paramount duty to obtain the best execution for the Company.

         (c) TENDER OFFER SOLICITATION FEES. The Advisor shall use its best efforts to recapture all available tender offer solicitation fees in connection with tenders of the securities of any Portfolio, and any similar payments, provided, however, that neither the Advisor, nor any affiliate of the Advisor shall be required to register as a broker-dealer for this purpose.

         The Advisor shall advise the Board of any fees or payments of whatever type that it may be possible for the Advisor or an affiliate of the Advisor to receive in connection with the purchase or sale of investment securities for any Portfolio.

         (d) VALUATION OF INVESTMENTS. The Advisor shall assist the custodian of the Company's assets ("Custodian") or its designee in (i) valuing the securities of each Portfolio in such manner and on such basis as described in the then-current prospectus and statement of additional information of the Company and (ii) calculating the net asset value per share of each Portfolio, as described in the then-current prospectus and statement of additional information of the Company, at the close of the regular trading of the New York Stock
Exchange (the  "Exchange"),  usually 4:00 p.m. Eastern time, each
Monday through
Friday, except days on which the Exchange is closed. The Company shall provide, or arrange for others to provide, all necessary information for the calculation of the net asset value per share of each Portfolio, including the total number of shares outstanding of each Portfolio. The Company shall arrange for the
Custodian to provide the Advisor or its designee with the net asset value per share of each Portfolio as soon as reasonably practical each day after the net asset value per share has been calculated.

         (e) ASSISTANCE WITH REGULATORY MATTERS. The Advisor shall provide such assistance, cooperation, and information to the Company or its designee, as the same may reasonably request from time to time, with respect to the following matters:

                  (i) the preparation, amendment, filing, and/or delivery of the
Company's registration statement, regulatory reports, periodic reports to shareholders and other documents (including tax returns), required by applicable law; and

                  (ii)  the  development,   implementation,
maintenance,   and
monitoring of a compliance program for assuring compliance with all federal and state securities law matters.

The Parties acknowledge that the Company or its designee shall have primary responsibility for the foregoing matters.

          (f)     INFORMATION, RECORDS, AND CONFIDENTIALITY.

                  (i)  The  Company  or  its  designees   shall
provide  timely
information to the Advisor regarding such matters as purchases and redemptions of shares of each Portfolio, the cash requirements and cash available for investment in each Portfolio, and all other information as may be reasonably necessary or appropriate for the Advisor to perform its responsibilities hereunder.

                  (ii) The Company shall own and control all records maintained hereunder by the Advisor on the Company's behalf and, upon request of the
Company or in the event of termination of this Agreement with respect to any
Portfolio for any reason, the Advisor shall promptly return to the Company all records relating to that Portfolio, free from any claim or retention of rights by the Advisor and without charge by the Advisor except for the Advisor's direct expense.

                  (iii) The Advisor shall not disclose or use any records or information obtained pursuant to this Agreement except as expressly authorized herein, and shall keep confidential any information obtained pursuant to this
Agreement, and disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

         (g) FACILITIES AND PERSONNEL. The Advisor shall, at its expense, furnish to the Company adequate facilities and personnel necessary for the
Trustees and officers of the Company to manage the affairs and conduct of the Company's business, including maintaining all internal bookkeeping, accounting and auditing services and records in connection with the Company's investment and business activities. The foregoing shall not be construed to require the
Advisor to provide facilities or personnel to any third party service provider retained by the Company. Such facilities and personnel shall include:

                  (i) office space, which may be space within the offices of the
Advisor or in such other place as may be agreed upon from time to time,

                  (ii) office furnishings and supplies, including telephone service, utilities, and simple business equipment, and

                  (iii) executive, secretarial and clerical personnel as may be reasonably requested by the Company.

The Advisor shall compensate all Trustees, officers and employees of the Company who are directors, officers, stockholders, or employees of the Advisor or its affiliates.

         (h) DELEGATION TO SUBADVISORS. Subject to the approval of the
Board and the shareholders of the Portfolios, the Advisor may delegate to a sub-advisor certain of its duties herein, provided that the Advisor shall continue to supervise the performance of any such subadvisor.

3.       EXPENSES OF THE COMPANY.

         Except for expenses that the Advisor expressly assumes pursuant to this
Agreement or any other agreement, the Company shall bear, or cause others to bear, all expenses for its operations and activities, and shall cause the
Advisor to be reimbursed, by the Company or others, for any such expense that the Advisor incurs. The expenses borne by the Company include, without limitation:

         (a) fees and expenses paid to the Advisor as provided pursuant to this
Agreement;

         (b) expenses of all audits by independent public accountants;

         (c)  expenses  of transfer or  dividend  disbursing
agent,  registrar,
Custodian,  or depository  appointed for safekeeping of each
Portfolio's  cash,
securities,   and  other  property,  and  shareholder
recordkeeping  services,
including the expenses of issuing, repurchasing or redeeming
Portfolio shares;

         (d) expenses of obtaining quotations for calculating the value of the net assets of each Portfolio;

         (e) salaries and other compensation of executive officers of the Company who are not directors, officers, stockholders or employees of the
Advisor or its affiliates;

         (f) all taxes levied against the Company, including issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies;

         (g) brokerage fees and commissions in connection with the purchase and sale of securities for each Portfolio, and similar fees and charges for the acquisition, disposition, lending or borrowing of such securities;

         (h) costs, including the interest expense, of borrowing money;

         (i) costs incident to meetings of the Board and shareholders of the
Company, (exclusive of costs of those Trustees and employees of the Company who are "interested persons" of the Company within the meaning of the
Act);

         (j) fees and expenses of Trustees who are not "interested persons" of the Company within the meaning of the Act;

         (k) legal fees, including the legal fees related to the registration and continued qualification of the shares of each Portfolio for sale;

         (l) costs and expense of registering and maintaining the registration of the Company and the shares of each Portfolio under federal law, and making and maintaining any notice filings and fees required under any applicable State laws;

         (m)  the  preparation,  setting  in  type,  printing  in
quantity  and
distribution  of materials  distributed  to  then-current
shareholders  of each
Portfolio  of  such   materials  as   prospectuses,   statements
of  additional
information,   supplements   to   prospectuses   and  statements
of  additional
information, periodic reports, communications, and proxy materials (including proxy statements and proxy cards) relating to the Company or the Portfolio and the processing, including tabulation, of the results of voting instruction and proxy solicitations;

         (n) the fees and expenses involved in the preparation of all reports as required by federal or state law;

         (o)  postage;

         (p) extraordinary or non-recurring expenses, such as legal claims and liabilities and litigation costs and indemnification payments by the Company in connection therewith;

         (q)  trade association dues for the Investment Company
Institute or similar organizations; and

         (r) the cost of the fidelity bond required by Rule 17g-1 under the Act, and any errors and omissions or other liability insurance premiums covering the
Trustees, officers, and employees.

4.       COMPENSATION OF THE ADVISOR.

         As compensation to the Advisor for services rendered and facilities furnished hereunder, the Company shall pay the Advisor a fee in the amount and manner set forth in Schedule A. The fee shall be reduced by any tender solicitation fees received by the Advisor, or any affiliated person of the
Advisor, in connection with the tender of investments of any Portfolio or any similar payments (less any direct expenses incurred by the Advisor, or
Any affiliated person of the Advisor, in connection with such fees or payments).

5.       ACTIVITIES OF THE ADVISOR.

         The services of the Advisor to the Company under this Agreement are not exclusive, and the Advisor and any of its affiliates shall be free to render similar services to others, so long as its services hereunder are not impaired thereby. Subject to and in accordance with the Company's Declaration of Trust,
By-Laws, the Declaration of Trust and By-Laws of the Adviser, and any applicable requirements of the Act, it is understood that Trustees, officers, agents and shareholders of the Company are or may be interested persons of the Advisor or its affiliates as directors, officers, agents, or stockholders, or otherwise;
that directors, officers, agents, or stockholders, of the Advisor or its affiliates are or may be interested persons of the Company as Trustees, officers, agents, shareholders or otherwise; that the Advisor or its affiliates may be interested in the Company as shareholders or otherwise; and the effect of such interest shall be governed by the Act.

6.       LIABILITIES OF THE ADVISOR.

         The Advisor shall indemnify and hold harmless the Company and each of its Trustees and officers (or former Directors or Trustees and officers) and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnitees") from all loss, cost, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the 1933 Act or under common law or otherwise which arise out of or are based upon or are a result of
(i) the Advisor's willful misfeasance, bad faith, or negligence in the performance of its duties, or (ii) the reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents, and employees, in the performance of this Agreement, or (iii) the failure at any time of any
Portfolio to operate as a regulated investment company in compliance with Subchapter M of the Internal Revenue Code. This indemnity provision, however, shall not operate to protect any officer or Director of the Company from any liability to the Company or any shareholder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         In case any action shall be brought against any Indemnitee, the Advisor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve it from liability to the
Indemnitees against whom such action is brought otherwise than on account of this Section 6. The Advisor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Advisor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the
Indemnitees that are defendants in the suit. In the event the Advisor elects to assume the defense of any such suit and retain such counsel, the Indemnitees that are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Advisor does not elect to assume the defense of any such suit, the Advisor will reimburse the Indemnitees that are defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Advisor shall promptly notify the Company of the commencement of any litigation or proceedings in connection with the issuance or sales of the shares.

7.       TERM AND TERMINATION.

         (a) TERM.  This Agreement  shall become  effective with
respect to each
Portfolio on the date hereof,  or, with  respect to any  Portfolio subsequently
included on Schedule A  ("additional  Portfolio"),  on the date the  Schedule is
amended to include such Portfolio.  Unless  terminated as herein provided,  this
Agreement  shall  remain in full force and effect for two years from the date of
its  execution  with  respect  to  each  Portfolio  and,  with respect  to each
additional Portfolio, until two years following the date on which such
Portfolio becomes a Portfolio hereunder, and shall continue in full force and effect thereafter  with  respect to each  Portfolio  so long as such continuance  with
respect  to the  Portfolio  is  approved  at least  annually  (a)
by either  the
Trustees  of the  Company or by vote of a  majority  of the
outstanding  voting
securities of the  Portfolio,  and (b) in either event by the vote of a majority
of the  Trustees  of the  Company  who are not  parties  to  this
Agreement  or
"interested  persons" of any such party,  cast in person at a meeting called for
the  purpose of voting on such  approval.  Notwithstanding  the foregoing,  the
Trustees  may,  from  time to  time,  establish  a new  effective date  for the
continuance of this Agreement  with respect to any Portfolio and/or  additional
Portfolio;  provided,  that such new  effective  date  precedes the then current
termination date of the Agreement. Any approval of this Agreement by the holders
of a majority of the  outstanding  voting  securities of any
Portfolio  shall be
effective  to  continue   this   Agreement   with  respect  to
that   Portfolio
notwithstanding (i) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of any other
Portfolio  affected
thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Company, unless such approval shall be required by any other applicable law or otherwise.

         (b)      TERMINATION.  This Agreement:

                  (i)  may  at  any  time  be  terminated  with
respect  to any
Portfolio  without the payment of any penalty  either by vote of the Board or by
vote  of  a  .......majority  of  the  outstanding  voting
securities  of  such
Portfolio, on 60 days' written notice to the Advisor;

                  (ii) shall automatically and immediately terminate in the event of its assignment; and

                  (iii) may be terminated with respect to any Portfolio by the
Advisor on 60 days' written notice to the Company.

8.       DEFINITIONS.

         As  used  herein,  the  terms  "net  asset  value,"
"offering  price,"
"investment  company," "open-end management  investment company,"
"assignment,"
"investment adviser," "interested person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings set forth in the 1933
Act or the Act, and the rules and regulations thereunder. Nothing herein contained shall require the Company to take any action contrary to any provision of its Declaration of Trust, By-Laws, or any applicable statute or regulation.

9.       NOTICES.

         Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the address of both the Company and the
Advisor shall be 7920 Norfolk Avenue, Suite 500, Bethesda,
Maryland 20814.

10.      SEVERABILITY.

         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.      CONFIDENTIALITY.

         The Advisor shall not disclose or use any records or information obtained pursuant to this Agreement, pursuant to its relationship with the
Company, or in the course of discharging its obligations hereunder, in any manner whatsoever except as expressly authorized by this Agreement or in a writing by the Company, or as expressly required by applicable federal or state regulatory authorities.

12.      APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, notwithstanding the conflict of laws provisions thereof, and shall be construed to promote the operation of the
Company as an open-end management investment company. Questions relating to the status of the Company will be resolved by resort to the law governing Delaware business trusts.

13.      PARTIES TO COOPERATE.

         The Company and the Advisor agree to fully cooperate with each other in assuring compliance under this Agreement with all federal and state laws and regulations.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date first written above.

MONUMENT SERIES FUND
By:    DAVID A.  KUGLER
President


MONUMENT ADVISORS, LTD.

By:/s/DAVID A.  KUGLER
David A.  Kugler
President

                                   SCHEDULE A

                                 June ___, 2000

         This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted. This schedule sets forth the names of the Portfolios covered by the Agreement and the compensation of the Advisor for services rendered and facilities furnished to the Portfolios.

         The Company shall pay the Advisor, as full compensation for all services rendered and all facilities furnished under the Agreement, an annual fee, accruable daily and payable two times per calendar month, determined by applying the annual rates set out below to the average daily net assets of each
Portfolio named below. The average daily net asset value of the Portfolios shall be determined in the manner set forth in the Company's
Declaration of Trust and
Registration Statement.

 PORTFOLIOS:

Monument Internet Fund
Monument Medical Sciences Fund
Monument Telecommunications Fund
Monument Digital Technology Fund
Monument New Economy Fund


ADVISORY FEES:

Assets Under Management    .........  Advisory Fee

Up to $250 million         .........  1.25%
$250 million to $500 million........  1.00%
$500 million to $750 million........  0.87%
$750 million to $1 billion .........  0.75%
Over $1 billion            .........  0.625%



EXHIBIT F:
(2) Advisory Agreement between the Trust and Monument Advisors LTD as approved by shareholders on June 28, 2000.